Exhibit 99.1

Viant Technology Announces First

Quarter 2021 Financial Results

IRVINE, Calif., May 13, 2021 – Viant Technology Inc. (NASDAQ: DSP), a leading people-based advertising software company, today announced financial results for its first quarter ended March 31, 2021.

“Viant has had a strong start to 2021, outpacing our expectations across the board in the first quarter. As such, we are raising our guidance for the year,” stated Tim Vanderhook, Co-founder and CEO of Viant. “We believe these results reflect the continued adoption of our people-based approach to digital advertising, patented internet connected household identification technology, and our scale and expertise in Connected Television (CTV).  This is demonstrated by the growth we’ve seen across our CTV business, which grew 66% year-over-year in the first quarter. We remain excited about the large and attractive market opportunity we see for our business, and we look forward to building on our continued success.”

First Quarter 2021 Financial Highlights:

●	Revenue: Revenue was $40.1 million, an increase of 5% year-over-year.
●	Gross Profit: Gross profit was $15.8 million, an increase of 9% year-over-year.
●	Revenue ex-TAC: Revenue ex-TAC was $26.7 million, an increase of 15% year-over-year.(1)
●	Net Loss: Net loss was $14.9 million, or ($0.27) per share of Class A common stock in the first quarter, compared to net income of $0.3 million for the same period in 2020.
●	Non-GAAP Net Income: Non-GAAP net income was $2.2 million, or $0.01 per share of Class A common stock in the first quarter of 2021.(1)
●	Adjusted EBITDA: Adjusted EBITDA was $4.9 million, an increase of 51% over $3.2 million for the same period in 2020. Adjusted EBITDA margin as a percentage of revenue ex-TAC was 18%.(1)

Business Highlights:

●	Platform Spend(2) from CTV grew 66% in the first quarter, and represented 45% of total Platform Spend.
●	Video represented 67% of Platform Spend in the first quarter, up from 61% in Q4 of 2020.
●	Total Platform Spend increased 9% year-over-year in the first quarter

“We are pleased with the results we achieved in the first quarter, which beat our guidance across all metrics,” said Larry Madden, CFO of Viant.  “We saw a sequential increase in total customer count, which reached 266 at the end of the quarter, while average revenue ex-TAC per Active Customer(3) increased 2% over Q4 2020 and 7% year-over-year.  As expected, our Q1 results were muted by ongoing industry-wide softness in retail, automotive and travel advertising verticals, but we are continuing to make strategic investments in our sales organization as we look to accelerate growth through the remainder of 2021.”

For the second quarter of 2021, the Company expects:

●	Revenue in the range of $45 million to $47 million, which represents year-over-year growth of approximately 48% to 54%.
●	Revenue ex-TAC in the range of $29.5 million to $30.5 million, which represents year-over-year growth of approximately 47% to 52%.
●	Adjusted EBITDA in the range of $3.5 million to $4.5 million, which represents year-over-year growth of 27% to 63%, or a margin as a percentage of revenue ex-TAC of 12% to 15%.

For the full year 2021, the Company is raising guidance and now expects:

●	Revenue in the range of $200 million to $205 million, which represents year-over-year growth of approximately 21% to 24%.
●	Revenue ex-TAC in the range of $135 million to $140 million, which represents year-over-year growth of approximately 22% to 27%.
●	Adjusted EBITDA in the range of $24 million to $27 million, or a margin as a percentage of revenue ex-TAC of 18% to 19%.

Revenue ex-TAC, Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. We are not able to estimate gross profit and net income (loss) on a forward-looking basis or reconcile the guidance provided to the closest corresponding GAAP measures without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation related to new equity grants that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future GAAP financial results.

Conference Call and Webcast Details:

Viant will host a conference call to discuss its financial results on Thursday, May 13, 2021 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Viant’s Investor Relations website. An archived version of the webcast will be available from the same website after the call.

About Viant

Viant® is a leading people-based advertising software company that enables marketers and their agencies to centralize the planning, buying and measurement of their advertising investments across most channels. Viant’s self-service Demand Side Platform (DSP), Adelphic®, is an enterprise software platform enabling marketers to execute programmatic advertising campaigns across Connected TV, Linear TV, mobile, desktop, audio and digital out-of-home channels. Viant’s Identity Resolution capabilities have linked 115 million U.S. households to more than 1 billion connected devices and is combined with access to more than 280,000 audience attributes from more than 70 people-based data partners. Viant is an Advertising Age 2021 Best Places to Work award winner and Adelphic is featured on AdExchanger’s 2020 Programmatic Power Players list.

Presentation

Viant Technology LLC has been determined to be the predecessor for accounting purposes and, accordingly, the consolidated financial statements for periods prior to the IPO and the related organizational transactions have been adjusted to combine the previously separate entities for presentation purposes. Amounts for the period from January 1, 2020 through February 11, 2021 presented in this press release represent the historical operations of Viant Technology LLC. The amounts as of March 31, 2021 and for the period from February 12, 2021 reflect the consolidated operations of the Company.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “guidance,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, revenue ex-TAC and Adjusted EBITDA, as well as statements regarding our market opportunity, investments in our sales organization, anticipated accelerated growth and recovery from the effects of COVID-19. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequent filings on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Media Contact:

Karen Castillo Paff

Vice President Communications, Viant Technology Inc.

press@viantinc.com

Investor Contact:

The Blueshirt Group

Nicole Borsje

investors@viantinc.com

(1)Revenue ex-TAC, Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

(2)Platform Spend, a measure of customer engagement, was previously referred to in our registration statement on Form S-1 as platform usage.

(3)We define an Active Customer as a customer that had total aggregate revenue ex-TAC of at least $5,000 through our platform during the previous twelve months. We define average revenue ex-TAC per Active Customer as revenue ex-TAC for the trailing twelve month period presented divided by Active Customers.

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share/unit data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$40,144	$38,160
Operating expenses(1):
Platform operations	24,344	23,603
Sales and marketing	14,185	7,130
Technology and development	5,900	2,150
General and administrative	10,420	4,656
Total operating expenses	54,849	37,539
Income (loss) from operations	(14,705)	621
Interest expense, net	235	281
Other expense (income), net	(70)	11
Total other expense, net	165	292
Net income (loss)	(14,870)	329
Less: Net loss attributable to noncontrolling interests	(11,766)	—
Net income (loss) attributable to Viant Technology Inc.	$(3,104)	$329
Earnings (loss) per Class A common stock/unit:
Basic	$(0.27)	$0.33
Diluted	$(0.27)	$0.33
Weighted-average Class A common stock/units outstanding:
Basic	11,500	400
Diluted	11,500	1,000

(1)	Stock-based compensation, depreciation and amortization recorded in the condensed consolidated statements of operations above were as follows:
	Three Months Ended March 31,
	2021	2020
	(in thousands)
Stock-based compensation:
Platform operations	$3,161	$—
Sales and marketing	6,813	—
Technology and development	2,939	—
General and administrative	4,177	—
Total	$17,090	$—

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Depreciation and amortization:
Platform operations	$1,753	$1,937
Sales and marketing	—	—
Technology and development	381	401
General and administrative	293	276
Total	$2,427	$2,614

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of March 31,	As of December 31,
	2021	2020
Assets
Current assets:
Cash	$246,585	$9,629
Accounts receivable, net of allowances	58,253	89,767
Prepaid expenses and other current assets	5,044	4,487
Total current assets	309,882	103,883
Property, equipment, and software, net	16,419	13,829
Intangible assets, net	2,708	3,015
Goodwill	12,422	12,422
Other assets	371	371
Total assets	341,802	133,520
Liabilities, convertible preferred units and stockholders' equity/members' equity
Liabilities
Current liabilities:
Accounts payable	$27,219	$29,763
Accrued liabilities and accrued compensation	20,876	34,388
Current portion of long-term debt	5,365	3,353
Current portion of deferred revenue	1,887	2,725
Other current liabilities	1,238	9,427
Total current liabilities	56,585	79,656
Long-term debt	18,170	20,182
Long-term portion of deferred revenue	5,902	5,612
Other long-term liabilities	382	453
Total liabilities	81,039	105,903
Convertible preferred units and members' equity
Convertible preferred units	—	7,500
Members' equity	—	20,117
Stockholders' equity
Preferred stock	—	—
Class A common stock	12	—
Class B common stock	47	—
Additional paid-in capital	67,656	—
Accumulated deficit	(3,104)	—
Total stockholders' equity attributable to Viant Technology Inc./members' equity	64,611	20,117
Noncontrolling interests	196,152	—
Total equity	260,763	20,117
Total liabilities, convertible preferred units and stockholders'/members’ equity	$341,802	$133,520

VIANT TECHNOLOGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(14,870)	$329
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,427	2,614
Stock-based compensation	17,090	—
Recovery of doubtful accounts	(194)	(197)
Loss on disposal of assets	8	—
Changes in operating assets and liabilities:
Accounts receivable	31,708	5,042
Prepaid expenses and other assets	(2,793)	42
Accounts payable	(3,416)	3,640
Accrued liabilities and accrued compensation	(13,268)	(5,878)
Deferred revenue	(547)	(792)
Other liabilities	(1,382)	(1,293)
Net cash provided by operating activities	14,763	3,507
Cash flows from investing activities:
Purchases of property and equipment	(167)	(30)
Capitalized software development costs	(1,893)	(1,907)
Net cash used in investing activities	(2,060)	(1,937)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriting discounts	232,500	—
Payment of member tax distributions	(6,805)	—
Payment of offering costs	(1,442)	—
Net cash provided by financing activities	224,253	—
Net increase in cash	236,956	1,570
Cash at beginning of period	9,629	4,815
Cash at end of period	$246,585	$6,385

Non-GAAP Financial Metrics

We use financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), revenue ex-TAC, Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP basic and diluted earnings (loss) per share. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

In calculating revenue ex-TAC, we add back other platform operations expense to gross profit, the most comparable GAAP measurement. Revenue ex-TAC is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital.

Adjusted EBITDA is defined by us as net income (loss), the most comparable GAAP measurement, before interest expense, net, depreciation, amortization, stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges and transaction expenses.  Adjusted EBITDA and Adjusted EBITDA as a percentage of revenue ex-TAC are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-and long-term operational plans. Adjusted EBITDA as a percentage of our non-GAAP metric, revenue ex-TAC, is used by our management and board of directors to evaluate Adjusted EBITDA relative to our profitability after costs that are directly variable to revenues, which comprise traffic acquisition costs.

Non-GAAP net income (loss) is defined by us as net income (loss), the most comparable GAAP measurement, adjusted to eliminate the impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges and transaction expenses.  Non-GAAP net income (loss) is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides another measure for period-to-period comparisons of our business and provides additional insight into our core controllable costs.

Non-GAAP earnings (loss) per share is defined by us as earnings (loss) per share, the most comparable GAAP measurement, adjusted to eliminate any impact of stock-based compensation and certain other items that are not related to our core operations, such as restructuring charges and transaction expenses.  Non-GAAP earnings (loss) per share is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of stock-based compensation and certain other items that are not related to our core operations provides another measure for period-to-period comparisons of our business and provides additional insight into our core controllable costs. Accordingly, we believe that non-GAAP earnings (loss) per share provides information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

These non-GAAP financial measures are designed to supplement, and not substitute the Company’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by the Company may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

The following tables show the reconciliations of the Company’s non-GAAP financial measures to the most directly comparable GAAP financial metrics included in this release.

The following table sets forth a reconciliation of revenue to gross profit to revenue ex-TAC for the periods presented (unaudited):

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Revenue	$40,144	$38,160
Less: Platform operations	(24,344)	(23,603)
Gross profit	15,800	14,557
Add back: Other platform operations	10,941	8,784
Revenue ex-TAC	$26,741	$23,341

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented (unaudited):

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net income (loss)	$(14,870)	$329
Add back:
Interest expense, net	235	281
Depreciation and amortization	2,427	2,614
Stock-based compensation	17,090	—
Adjusted EBITDA	$4,882	$3,224

The following table presents the reconciliation of net income (loss) as a percentage of gross profit to Adjusted EBITDA as a percentage of revenue ex-TAC for the periods presented (unaudited):

	Three Months Ended March 31,
	2021	2020
	(in thousands, except for percentages)
Gross profit	$15,800	$14,557
Net income (loss)	$(14,870)	$329
Net income as a percentage of gross profit(1)	N/M	2%
Revenue ex-TAC	$26,741	$23,341
Adjusted EBITDA	$4,882	$3,224
Adjusted EBITDA as a percentage of revenue ex-TAC	18%	14%

(1) Management believes that net loss as a percentage of gross profit for the current period presented is not comparable to the prior year period presented due to the impact of stock-based compensation recognized in the current period.

The following table presents the reconciliation of net income (loss) to non-GAAP net income (loss) for the periods presented (unaudited):

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net income (loss)	$(14,870)	$329
Add back: Stock-based compensation	17,090	—
Add: Income tax expense attributable to Viant Technology Inc.	(56)	—
Non-GAAP net income	$2,164	$329

The following table presents the reconciliation of earnings (loss) per share to non-GAAP earnings (loss) per share of Class A common stock for the three months ended March 31, 2021. Earnings (loss) per share was not adjusted for the three months ended March 31, 2020 because there were no expenses related to stock-based compensation or other items that were not related to our core operations in that period (unaudited):

	Three Months Ended
	March 31, 2021
			Non-GAAP
	(Loss) per		Earnings
	Share	Adjustments	per Share
	(in thousands, except share data)
Numerator
Net income (loss)	$(14,870)	$—	$(14,870)
Adjustments:
Add back: Stock-based compensation	—	17,090	17,090
Less: Income tax effect related to Viant Technology Inc.'s share of adjustments (1)	—	(56)	(56)
Non-GAAP net income	(14,870)	17,034	2,164
Less: Net income (loss) attributable to noncontrolling interests (2)	(11,766)	13,758	1,992
Net income (loss) attributable to Viant Technology Inc.	$(3,104)	$3,276	$172
Denominator
Weighted-average shares of Class A common stock outstanding—basic	11,500	—	11,500
Effect of dilutive securities:
Restricted stock units	—	—	—
Weighted-average shares of Class A common stock outstanding—diluted	11,500	—	11,500

Earnings (loss) per share of Class A common stock—basic	$(0.27)	$0.28	$0.01
Earnings (loss) per share of Class A common stock—diluted	$(0.27)	$0.28	$0.01

(1) The estimated income tax effect of the Company’s share of non-GAAP reconciling items are calculated using an assumed blended tax rate of 24%, which represents our expected corporate tax rate, excluding discrete and non-recurring tax items.

(2) The adjustment to net income (loss) attributable to noncontrolling interests represents stock-based compensation attributed to the noncontrolling interests of the Company outstanding during the period.